Exhibit 32

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Ingersoll-Rand Company Limited (the Company), does hereby certify that:

The Quarterly Report on Form 10-Q for the three and six months ended June 30, 2007 (the Form 10-Q) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Herbert L. Henkel
Herbert L. Henkel
Chief Executive Officer
August 8, 2007

/s/ Timothy R. McLevish
Timothy R. McLevish
Chief Financial Officer
August 8, 2007